F-22

EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Financial Bancorp. of our report dated January 17, 2003 included in the 2002 Annual Report to Shareholders of First Financial Bancorp.

We also consent to the incorporation by reference of our report dated January 17, 2003 with respect to the consolidated financial statements of First Financial Bancorp. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2002 in the following documents:

•	Registration Statement (Form S-8 No. 33-46819) pertaining to the First Financial Bancorp. 1991 Stock Incentive Plan and in the related Prospectus.

•	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees and in the related Prospectus.

•	Registration Statement (Form S-8 No. 333-86781) pertaining to the First Financial Bancorp. 1999 Stock Incentive Plan for Non-Employee Directors and in the related Prospectus.

•	Registration Statement (Form S-3 No. 333-25745) pertaining to the First Financial Bancorp. Dividend Reinvestment and Share Purchase Plan and in the related Prospectus.

/s/ Ernst & Young LLP

Ernst & Young LLP

March 26, 2003
Cincinnati, Ohio